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                                                                       EXHIBIT 5


May 3, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re: Compaq Computer Corporation/Registration Statement on Form S-8 Employee Stock Purchase Plan

Ladies and Gentlemen:

This opinion is rendered in connection with the proposed issuance of up to 25,000,000 shares of common stock ("Common Shares") of Compaq Computer Corporation, a company incorporated under the laws of the State of Delaware, United States (the "Company"), pursuant to the Compaq Computer Corporation Employee Stock Purchase Plan (the "Plan").

I (or attorneys under my supervision) have examined such instruments, documents, and records which I deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to me as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates I have reviewed.

Based on such examination, I am of the opinion that upon completion of the actions being taken prior to the issuance of the Common Shares pursuant to the registration statement, the Prospectus, the Plan, and assuming that the Common Shares are issued in accordance with the provisions of the Plan, the Common Shares will be legally and validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to this registration statement on Form S-8 and to the use of my name wherever it appears in said registration statement. In giving such consent, I do not consider that I am an "expert" within the meaning of such term as used in the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the registration statement, including this opinion, as an exhibit or otherwise.

Yours truly,




/s/ Linda S. Auwers
Linda S. Auwers, Esq.
Vice President, Associate General Counsel & Secretary
Compaq Computer Corporation